SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 18, 2007

BENEFICIAL MUTUAL BANCORP, INC.
(Exact Name of Registrant as Specified in Its Charter)

United States	1-33476	56-2480744
(State or other jurisdiction of	(Commission	(IRS Employer
incorporation or organization)	File Number)	Identification No.)

510 Walnut Street, Philadelphia, Pennsylvania 19106
(Address of principal executive offices) (Zip Code)

(215) 864-6000
(Registrant’s telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01    Entry into a Material Definitive Agreement

On May 18, 2007, Beneficial Mutual Bancorp, Inc., a federal stock holding company (the “Company”), Beneficial Savings Bank MHC, a federal mutual holding company (the “MHC”) and Beneficial Mutual Savings Bank, a Pennsylvania chartered savings bank (the “Bank”), entered into an Agency Agreement with Sandler O’Neill & Partners, L.P. (“Sandler O’Neill”), who will act as the Company’s financial advisor during the Company’s stock offering and also assist in the marketing of the Company’s common stock during its stock offering. For these services, Sandler O’Neill will receive a fee of 0.65% of the dollar amount of the common stock sold in the subscription and community offerings. No fee will be payable to Sandler O’Neill with respect to shares purchased by officers, directors and employees or their immediate families, shares contributed to The Beneficial Foundation, or any common stock purchased by the Bank’s tax-qualified and non-qualified employee benefit plans.

The shares of common stock are being offered pursuant to a Registration Statement on Form S-1 (Registration No. 333-141289) filed under the Securities Act of 1933, as amended, and a related prospectus dated May 15, 2007.

The foregoing description of the terms of the Agency Agreement is qualified in its entirety by references to the Agency Agreement, which is filed as Exhibit 1.1 hereto and incorporated by reference herein.

Item 9.01    Financial Statements and Exhibits

(d)    Exhibits

Number	Description

1.1	Agency Agreement dated May 18, 2007 between Beneficial Mutual Bancorp, Inc., Beneficial Savings Bank MHC, Beneficial Mutual Savings Bank and Sandler O’Neill & Partners, L.P.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned thereunto duly authorized.

Date: May 18, 2007	/s/ Gerard P. Cuddy
Gerard P. Cuddy
President and Chief Executive Officer